UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

Credit Agreement

On March 8, 2016, the Company, as Borrower, entered into a Credit Agreement (the “Credit Agreement”) with certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”), which provides for, among other matters, the issuance of term loans in the principal amount of $350,000,000 to the Company, net of original issue discount of $16,763,346, which equals the consideration received by the Company for the issuance of the Warrants (as defined below) and shares of Special Voting Preferred Stock (as defined below).

Interest on the loans under the Credit Agreement shall be payable quarterly in cash at 12.5% per annum; provided, that, during the period from the date when the loans become available (the “Availability Date”) through March 30, 2018, the Company may elect to pay interest each quarter in kind at 15% per annum.  The Company has agreed in advance to pay interest for the period commencing on the Availability Date and ending March 30, 2016 in cash, and has elected to pay interest for the quarterly period ending June 30, 2016 in kind.

The Credit Agreement is collateralized by a second lien on substantially all of the Company’s and the Guarantors’ assets, including at least 90% of the engineered value attributed to the proved oil and gas interests owned by the Credit Parties. The obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries.

The Credit Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to (1) financial reporting and notification, (2) payment of obligations, (3) compliance with applicable laws and (4) notification of certain events.

The Credit Agreement also contains various covenants and restrictive provisions which may, among other things, limit the Company’s ability to sell assets, incur additional indebtedness, make investments or loans and create liens. One such covenant requires that the Company maintain an asset-to-senior debt coverage ratio as of each December 31 and June 30 of each year, beginning with December 31, 2018, of at least 1.2 to 1.0.

Optional and mandatory prepayments made prior to the date that is sixth months after the fourth anniversary of the Availability Date will be subject to a make-whole or prepayment premium; provided, that, notwithstanding the foregoing, to the extent a “Change of Control” under the Credit Agreement shall occur, the Company shall be required to offer to prepay the loans at 101% of par.

The failure to comply with the foregoing covenants will constitute an Event of Default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the Credit Agreement. Other Events of Default under the Credit Agreement include, among other things, (1) the failure to timely pay principal, interest, fees or other amounts due and owing, (2) the inaccuracy of representations or warranties in any material respect, (3) the occurrence of certain bankruptcy or insolvency events, and (4) the loss of lien perfection or priority. The occurrence and continuance of an Event of Default could result in, among other things, acceleration of all amounts outstanding.

The lending group under the Credit Agreement includes affiliates of, or funds managed by, Ares Management LLC (“Ares”).

The Credit Agreement matures on the fifth anniversary of the Availability Date; provided that if the Company does not extend or refinance its 7.75% Senior Notes due April 1, 2019 on or prior to December 31, 2018, then the Credit Agreement will mature on December 31, 2018.

The Availability Date is expected to occur, and the lenders are expected to fund the term loans in full, on or before March 31, 2016 following delivery by the Company of certain mortgages, account control agreements and certain other customary funding documentation and the issuance of the Warrants and Special Voting Preferred Stock.

The foregoing description of the Credit Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Warrant and Preferred Stock Purchase Agreement

On March 8, 2016, the Company also entered into a Warrant and Preferred Stock Purchase Agreement (the “Purchase Agreement”) with AF IV Energy LLC, a Delaware limited liability company and an affiliate of Ares, pursuant to which the Company has agreed to issue to the purchasers identified therein (the “Purchasers”), warrants to purchase an aggregate of up to 2,251,364 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), subject to certain adjustments provided therein, at an exercise price of $22.00 per share of Common Stock (the “Warrants”).  The shares of Common Stock issuable upon exercise of the Warrants represented approximately 18.5% of the shares of Common Stock outstanding as of March 7, 2016.

Pursuant to the Purchase Agreement, the Company has also agreed to issue to the Purchasers an aggregate of 3,500 shares of a new series of special voting preferred stock (the “Special Voting Preferred Stock”) to be designated by the board of directors of the Company (the “Board”), which shares of Special Voting Preferred Stock will grant the holders thereof the right to elect up to two members to the Board, subject to reduction based on the number of unexercised Warrants held by the holders of the Special Voting Preferred Stock.  The rights, preferences and privileges of the Special Voting Preferred Stock will be set forth in a Certificate of Designation to be filed by the Company with the Secretary of State of the State of Delaware at or prior to the closing of the transactions contemplated by the Purchase Agreement.

The aggregate purchase price payable by the Purchasers with respect to the Warrants and the Special Voting Preferred Stock is $16,763,346.  The Warrants and shares of Special Voting Preferred Stock will be issued in a private placement exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Rule 506 promulgated thereunder.

The obligations of the Company and the Purchasers under the Purchase Agreement are subject to certain conditions, including, among others, (1) that each of the conditions to the obligations of the Lenders under the Credit Agreement to make loans on the Availability Date shall have been satisfied or waived, (2) the funding of the loans under the Credit Agreement having occurred and (3) authorization by the New York Stock Exchange of listing of the shares of Common Stock issuable upon exercise of the Warrants upon official notice of issuance.

The foregoing description of the Purchase Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 4 to Third Amended and Restated Credit Agreement

On March 8, 2016, the Company entered into an Amendment No. 4 to Third Amended and Restated Credit Agreement (the “Amendment”), pursuant to which the Third Amended and Restated Credit Agreement, dated as of April 23, 2014 (the “Revolving Credit Agreement”), among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, will be amended upon the satisfaction of certain conditions, including the making of the term loans under the Credit Agreement on the Availability Date.

Upon the effectiveness of the Amendment, the Amendment will, among other things, decrease the face amount under the Company’s Revolving Credit Agreement from $500,000,000 to $100,000,000 and the aggregate commitments and borrowing base thereunder from $450,000,000 to $100,000,000.  The Amendment will also increase the applicable interest rates under the Company’s Revolving Credit Agreement by 0.75% at every borrowing base utilization level.  At the election of the Company, interest under the amended Revolving Credit Agreement will be determined by reference to (1) LIBOR plus an applicable margin between 2.5% and 3.5% per annum or (2) the greatest of (A) the prime rate, (B) the federal funds rate plus 0.5% or (C) one-month LIBOR plus 1% plus, in any of (A), (B) or (C), an applicable margin between 1.5 % and 2.5% per annum. The applicable margin will be determined based on the utilization of the borrowing base. The Company will also pay a commitment fee on the unused portion of the commitments under the Revolving Credit Agreement of 0.5%. Interest and fees will be payable quarterly, except that interest on LIBOR-based tranches will be due at maturity of each tranche but no less frequently than quarterly.

The Amendment will modify the financial ratio covenant in the Revolving Credit Agreement by (1) deleting the requirement of the Company to maintain a specific ratio of consolidated EBITDAX to its consolidated net interest expense and (2) replacing the requirement of the company to maintain a varying ratio of consolidated funded indebtedness to consolidated EBITDAX with a fixed ratio of its debt under the Revolving Credit Agreement to consolidated EBITDAX of 2.0 to 1.0.

Under the amended Revolving Credit Agreement, the aggregate commitments may be increased to $150,000,000 if the Company meets a minimum ratio of the discounted present value of its proved developed producing reserves to its debt under the Revolving Credit Agreement of 1.2 to 1.0.

The foregoing description of the Amendment is only a summary of, and is qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The transactions contemplated by the Credit Agreement, the Amendment and the Purchase Agreement are expected to close on or before March 31, 2016.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Credit Agreement and Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

The information relating to the Warrant and Preferred Stock Purchase Agreement set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01 — Regulation FD Disclosure.

On March 8, 2016, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of March 8, 2016.

10.2	Warrant and Preferred Stock Purchase Agreement by and between the Company and AF IV Energy LLC, dated as of March 8, 2016.

10.3

Amendment No. 4 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of March 8, 2016.

99.1	Press Release, dated as of March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: March 8, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: March 8, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of March 8, 2016.

10.2	Warrant and Preferred Stock Purchase Agreement by and between the Company and AF IV Energy LLC, dated as of March 8, 2016.

10.3

Amendment No. 4 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of March 8, 2016.

99.1	Press Release, dated as of March 8, 2016.